EXHIBIT 99.1

Industrial Enterprises of America to Acquire Pitt Penn
Wednesday January 18, 1:36 pm ET

NEW YORK, Jan. 18, 2006 (PRIMEZONE) -- Industrial Enterprises of America, Inc. (OTC BB:ILNP.OB - News) announced today that the Company has signed a definitive purchase agreement to acquire Pitt Penn, a supplier of automotive and chemical products based outside of Pittsburgh, Pennsylvania. Following the acquisition, which is anticipated to close by February 10, 2006, Pitt Penn Oil Co., LLC will operate as a wholly owned subsidiary of Industrial Enterprises of America.

Pitt Penn (http://www.pittpenn.com) branded automotive products include engine oils, transmission fluids, gear oils, hydraulic fluids, antifreeze, windshield washer solvent, brake fluid, and gasoline additives. Pitt Penn also provides contract packaging services for a number of well known regional and national brands. Additionally, Pitt Penn operates a blow mold facility under the name Springdale Specialty Plastics. Pitt Penn's products have a wide variety of distribution channels, including international distribution to over 25 countries.

John Mazzuto, Chief Executive Officer of Industrial Enterprises of America, stated, ``Pitt Penn's operations and facilities will become the cornerstone of Industrial Enterprises of America. We believe that this acquisition and its private label automotive products will create significant operational efficiencies and economies of scale. The addition of Pitt Penn's high volume manufacturing operations complements our existing companies. We believe that the synergies and expertise gained amongst our subsidiaries will enable ILNP to grow significantly, more than doubling our projected revenues and net income over the coming year.''

Pitt Penn, located in Creighton, Pennsylvania, has operations in the automotive and chemical products market as well as plastic mold blowing. Pitt Penn operations include over 165,000 sq feet of manufacturing facilities and 32 loading docks as well as rail and barge accessibility. The Pitt Penn is a member of The Petroleum Packaging Council (PPC), The Independent Lubricant Manufacturers Association (ILMA) and The Automotive Aftermarket Industry Association (AAIA).

About Industrial Enterprises of America, Inc.

Industrial Enterprises of America, Inc., a Nevada corporation, is headquartered in New York, New York. Industrial Enterprises of America is a holding company with three operating subsidiaries, EMC Packaging, Inc., Unifide Industries Limited Liability Company and Todays Way Manufacturing, LLC. Unifide Industries markets and sells specialty automotive products under proprietary trade names and private labels, and Todays Way Manufacturing manufactures and packages the products sold by Unifide Industries. EMC Packaging is one of the largest worldwide providers of refrigerant gases, specializing in converting hydroflurocarbon gases into branded and private label refrigerant and propellant products as well as packaging of ``gas dusters'' used in a variety of industries.

STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT

Except for the historical information contained herein, the matters discussed in this press release may include forward-looking statements or information. All statements, other than statements of historical fact, including, without limitation, those with respect to the Company's objectives, plans and strategies set forth herein and those preceded by or that include the words ``believes,'' ``expects,'' ``given,'' ``targets,'' ``intends,'' ``anticipates,'' ``plans,'' ``projects'', ``forecasts'' or similar expressions, are forward-looking statements. Although the Company believes that such forward-looking statements are reasonable, it cannot guarantee that the Company's expectations are, or will be, correct. These forward-looking statements involve a number of risks and uncertainties which could cause the Company's future results to differ materially from those anticipated, including: (i) the Company's history of ongoing operating losses; (ii) the Company's ability to reach a definitive agreement with the target; (iii) the overall marketplace and clients' usage of EMC Packaging's products and those of the target, if and when the acquisition is consummated, including demand therefore, the impact of competitive technologies, products and pricing, particularly given the substantially larger size and scale of certain competitors and potential competitors, control of expenses, and revenue generation by the acquisition of new customers; (iv) the consequent results of operations given the aforementioned factors; and (v) the requirement for the Company to raise additional working capital to fund operations and the availability and terms of any such funding to the Company. Without any such funding, the Company believes it may be forced to curtail operations, and if no alternative to financing, such as a merger or acquisition, is consummated, the Company may not continue as a going concern. Other risks are detailed from time to time in the Company's 2005 Annual Report on Form 10-KSB, as amended, its Quarterly Reports on Form 10-QSB, and in its other Securities and Exchange Commission reports and statements. The Company assumes no obligation to update any of the information contained or referenced in this press release.